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                                                                 EXHIBIT 10.14.2

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment"), is made as of May 31, 1998, by and between VANS, INC. ("Borrower"), and BANK OF THE WEST ("Bank"), and is entered into with respect to the Amended and Restated Loan and Security Agreement, dated as of October 31, 1997, by and between Borrower and Bank, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of February 3, 1998, by and between Borrower and Bank (the "Agreement").

                                    RECITALS

        WHEREAS, Borrower has requested that Bank amend the definition of Consolidated Net Income to exclude from the computation thereof with respect to any fiscal period ending on May 31, 1998, all non-recurring restructuring charges incurred by Borrower during such fiscal period; and

        WHEREAS, Bank is willing to agree to the request, on the terms set forth herein, provided that Borrower waives all causes of action that it may have against Bank, as provided herein;

        NOW, THEREFORE, IT IS AGREED THAT:

        1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

        2.      Amendment. The definition of "Consolidated Net Income" in
Section 1.1 of the Agreement is amended to read as follows:

        "Consolidated Net Income" means, for any period, the net income (or deficit) of Borrower and the Subsidiaries for such period (taken as a cumulative whole) after deducting, without duplication, operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all inter-company items in accordance with GAAP and after deducting portions of income properly attributable to outside minority interests, if any, in the stock and surplus of any Subsidiary; provided, however, that there shall be excluded from Consolidated Net Income:
(i) the income (or deficit) of any Person, other than a Subsidiary, in which Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Borrower or such Subsidiary in the form of cash dividends or similar distributions, (ii) any aggregate net gain or losses during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether


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tangible or intangible, and all securities), (iii) any portion of the net income of a Subsidiary which is unavailable (whether by law, agreement or otherwise) for the payment of dividends to Borrower or another Subsidiary, (iv) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary or is merged or consolidated with a Subsidiary, (v) any write up
(less any non-cash write down) of any asset, other than Inventory adjustments made in accordance with GAAP, (vi) any net gain from the collection of the proceeds of life insurance policies, (vii) any gain or loss, or the extinguishment under GAAP of any Indebtedness of Borrower or any Subsidiary arising from the acquisition of any securities of Borrower or any Subsidiary,
(viii) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the Investment in such Subsidiary,
(ix) in the case of any merger or consolidation of Borrower into another Person, other than a Subsidiary, any earnings of such Person prior to the consummation of such merger or consolidation, (x) any portion of the net earnings of Borrower or any Subsidiary which cannot be freely converted into United States dollars,
(xi) any portion of net earnings (or loss) of Borrower or any Subsidiary which results from foreign currency translation as determined in accordance with GAAP, and (xii) to the extent that it is not otherwise excluded from the computation of Consolidated Net Income under this proviso, all non-recurring restructuring charges (including asset impairment writedowns, inventory writedowns and all other restructuring costs) incurred by Borrower and its Subsidiaries during the fiscal quarter ending on May 31, 1998, to the extent that they do not exceed Eighteen Million Dollars ($18,000,000) in the aggregate.

        3. Conditions Precedent. This Amendment shall not take effect unless and until all of the following conditions precedent are satisfied:

               (a) Execution and Delivery. It is executed by Borrower and accepted and executed by Bank; and

               (b) No Event of Default. No Event of Default or Potential Default shall exist and the execution, delivery and performance of this Amendment by the parties hereto shall not cause an Event of Default or a Potential Default to occur.

Upon the satisfaction of the preceding conditions precedent, the Agreement shall be deemed amended in accordance with this Amendment as of May 31, 1998.

        4. Continued Validity of Agreement. Except as amended by this Amendment, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

        5. Authorization. Each party represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such party to this Amendment and that such individual is authorized to execute this Amendment by or on behalf of such party and to take all action required by the terms of this Amendment.


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        6.      Amendment Expenses. All expenses, including, but not limited to, reasonable attorneys' fees, incurred by Bank in the preparation and implementation of this Amendment constitute Bank Expenses and as such are payable by Borrower.

        7.      Waiver of Claims.

               (a) Borrower hereby releases and forever discharges Bank and Bank's directors, officers, employees and agents, from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature which have arisen or accrued through the date of this Amendment and in any way directly or indirectly arising out of or in any way connected with the Loan Documents and the Revolving Facility through such date.

               (b) Borrower hereby waives all rights which it may have under the provisions of California Civil Code Section 1542, which reads as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        8. Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Amendment.

        9. No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement shall remain in full force and effect.

        10. Construction of Amendment. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against Bank on the basis that this Amendment was drafted by Bank. On the contrary, this Amendment has been negotiated and reviewed by both parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

        11. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

        12. Entire Agreement. This Amendment constitutes the entire agreement between Borrower and Bank with respect to the subject matter hereof and supersedes all prior and


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contemporaneous negotiations, communications, discussions and agreements concerning such subject matter. Borrower acknowledges and agrees that Bank has not made any representation, warranty or covenant in connection with this Amendment.

        13. Counterparts. This Amendment may be executed in any number of counterparts, and by Bank and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.


                                          VANS, INC.


                                          By: [SIG]
                                             ---------------------------------
                                          Title: Vice President & Gen. Counsel
                                                ------------------------------


                                          BANK OF THE WEST


                                          By:  /s/ DAN MCCARTNEY
                                             ---------------------------------
                                                 Dan McCartney


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